Exhibit 4.23
Execution Copy
FOURTH AMENDMENT
     THIS FOURTH AMENDMENT is dated as of December 7 , 2007 (this “Amendment”) by and among EMS TECHNOLOGIES CANADA, LTD., a corporation incorporated under the laws of Canada (the “Borrower”), EMS TECHNOLOGIES, INC., a Georgia corporation (the “Parent”), the Lenders listed on the signature pages hereof and BANK OF AMERICA, NATIONAL ASSOCIATION (CANADA BRANCH), as Canadian Administrative Agent (the “Agent”).
     WHEREAS, the Borrower, the Parent, the Lenders and the Agent are parties to that certain Canadian Revolving Credit Agreement dated as of December 10, 2004, as amended by a first amending agreement dated as of February 11, 2005, a second amending agreement dated as of June 24, 2005 and a third amending agreement dated as of August 10, 2005 (the “Credit Agreement”);
     AND WHEREAS, the Borrower, the Parent, the Lenders and the Agent desire to amend the Credit Agreement in certain respects on the terms and conditions contained herein;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Defined Terms. Capitalized terms which are used and not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     Section 2. Amendment. The Credit Agreement is hereby amended by deleting the date “December 9, 2007” contained in the defined term “Commitment Termination Date” in Section 1.1 of the Credit Agreement and substituting in lieu thereof the date “March 7, 2008”.
     Section 3. Effectiveness of Amendment. The effectiveness of this Amendment is subject to the truth and accuracy of the representations set forth in Section 4 and Section 5 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:
     (a) Counterparts of this Amendment duly executed by the Borrower, each Guarantor, the Agent and all of the Lenders;
     (b) A certified copy of resolutions of the board of directors of the Borrower authorizing the transactions contemplated by this Amendment (including the extension of the Commitment Termination Date);
     (c) A duly executed amendment to the U.S. Revolving Credit Agreement providing for, among other things, an extension of the Commitment Termination Date (as defined in the U.S. Revolving Credit Agreement) to March 7, 2008;
     (d) Payment of all fees, costs and expenses of the Agent and Lenders, including the fees of Agent’s counsel incurred through the date of this Amendment; and

     (e) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may reasonably request.
     Section 4. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Lenders that:
     (a) Corporate Power and Authority. The Borrower has the corporate power and authority to execute, deliver and perform the terms and provisions of the Credit Agreement, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. The Borrower has duly executed and delivered this Amendment, and this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (b) No Violation. The execution, delivery or performance by the Borrower, and compliance by the Borrower with the terms and provisions of this Amendment (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or any Guarantor or (ii) the legality, validity, binding effect or enforceability of this Amendment against the Borrower or any Guarantor.
     (d) No Default. No Default or Event of Default now exists or will exist immediately after giving effect to this Amendment.
     Section 5. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date).

     Section 6. References to the Credit Agreement. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
     Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     Section 8. Expenses. The Borrower agrees to reimburse the Lenders and the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the other documents referred to herein, and the transactions contemplated hereby and thereby.
     Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN.
     Section 10. Effect/Loan Document. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement. The amendments herein will apply to all currently issued and outstanding Letters of Credit, including any renewals or extensions thereof.
     Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.
[Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed as of the date first above written.

EMS TECHNOLOGIES CANADA, LTD.
By:
Name:
Title:

EMS TECHNOLOGIES, INC.
By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION, CANADA BRANCH, as Canadian Administrative Agent, as Issuing Bank, as Swingline Lender as a Lender
By:
Name:
Title:

GE CANADA FINANCE HOLDING COMPANY, in its capacity as a Lender
By:
Name:
Title:

The following entities hereby execute this Fourth Amendment to indicate their consent thereto and to acknowledge that the making and entering into of this Fourth Amendment shall not terminate, limit or otherwise impair or affect any of their respective obligations to the Agent, the Issuing Bank and/or the Lenders under the Loan Documents.

EMS INVESTMENT HOLDINGS, INC.
By:
Name:
Title:

LXE INC.
By:
Name:
Title:

990834 ONTARIO INC.
By:
Name:
Title: